UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

LKA Gold Incorporated
 (Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-17106 (Commission File Number)	91-1428250 (IRS Employer I.D. No.)

3724  47th Street Ct.  N.W.
Gig Harbor, Washington  98335
 (Address of principal executive offices)

(253) 851-7486
(Registrant’s telephone number)

N/A
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

Effective April 15, 2013, LKA Gold Incorporated (OTCQB: LKAID temporary) added two additional members to its Board of Directors bringing the total number of members constituting the entire board of directors to four.  The two new board members are Sean Tingey and Francois Viens.  Mr. Tingey has also been designated by LKA’s Board of Directors as chairman of the Company’s audit committee.

Mr. Tingey is a Certified Public Accountant with over fourteen years of accounting and operations management experience in the metals and mining industries. Mr. Tingey is currently the Director of Performance Management at Schnitzer Steel Industries, Inc., a global leader in the recycling of ferrous and non-ferrous metals. Previously, Mr. Tingey was the Operations Controller for Schnitzer Steel’s Metals Recycling & Steel Manufacturing business units. Prior to joining Schnitzer Steel, Mr. Tingey served as Director of Internal Audit for PacifiCorp (a Berkshire Hathaway subsidiary) and Technical Accounting & Business Controls Manager at Interwest Mining, PacifiCorp's Fuel Resources business unit. Mr. Tingey was also the Audit Manager in charge of LKA's audit and financial reporting while at HJ & Associates, LLC in Salt Lake City, and held Senior Auditor positions at Arthur Andersen and Deloitte & Touché. Mr. Tingey earned a Master’s degree in Accountancy from Southern Utah University and is a current member of the American Institute of Certified Public Accountants.

Francois Viens is the former Vice President of Business Development and Exploration for Cambior, Inc., a major Canadian gold producer, prior to its acquisition by IAMGOLD Corp in 2006. Previously, Mr. Viens was Vice President Exploration for Ariane Gold and Hope Bay Gold Corp. and most recently, CEO of Bear Lake Gold. Mr. Viens is a geological engineer with extensive experience exploring and developing multi-million ounce gold deposits in North and South Americas. In 2006, during his tenure with Cambior, Mr. Viens recommended and received Cambior's Board approval for an LKA-Cambior joint venture, which gave Cambior the right to earn a fifty percent interest in LKA's Golden Wonder mine for $18 million in exploration and development expenditures. Cambior's acquisition by IAMGOLD shortly thereafter prevented the joint venture from being finalized.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                LKA Gold Incorporated
Date:  April 18, 2013

                                                                By: /s/ Kye A. Abraham
                                                                      Kye A. Abraham, President